EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Aurora Gold Corp., a Delaware corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Lars Pearl, their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/ s/ Ross Doyle	Dated: January 7, 2013

Name:	Ross Doyle

Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

By:	/s/ Agustin Gomez de Segura	Dated: January 7, 2013

Agustin Gomez de Segura, Director

By:	/s/ Vladimir Bernshtein	Dated: January 7, 2013

Vladimir Bernshtein, Director

By:	/s/ Andrey Ratsko	Dated: January 7, 2013

Andrey Ratsko, Director